BLUE TAP RESOURCES INC.
$300,000(CDN)
CONVERTIBLE DEBENTURE AGREEMENT

THIS DEBENTURE AGREEMENT is made and effective as of July 29, 2013.

Debenture Number: D-001

In consideration of the premises, the issuance of the Debenture pursuant to this agreement and the terms and conditions of this Convertible Debenture Agreement (the "Debenture"), Blue Tap Resources Inc. (the "Corporation"), **HEREBY PROMISES TO PAY** to Lithium Exploration Group Inc. (the "Debentureholder") on July 30, 2014 (the "Maturity Date"), or on such earlier or later date as the Principal Amount hereof may become due in accordance with the provisions of this Debenture on presentation and surrender of this Debenture, the sum of CDN$300,000 (the "Principal Amount") in lawful money of Canada at the offices of the Debentureholder in Scottsdale, Arizona.

This Debenture is made subject to the following terms and conditions:

1. TERMS OF DEBENTURE

(a) Advance of Principal Amount

The Debentureholder shall have advanced the Principal Amount in two tranches of $150,000 each. The first tranche of $150,000 shall be advanced by the Debentureholder to the Corporation on the date of this Debenture and the second tranche of $150,000 shall be advanced by the Debentureholder within 5 (five) business days upon receipt of regulatory approvals for the recommencement of the Corporation's water disposal facility located at 14-27-55-24 W4M to active operation.

(b) Security Interest

As general and continuing security for the payment and performance of the indebtedness by the Corporation to the Debentureholder under this Agreement and the Debenture, the Corporation hereby grants to the Debentureholder a first security interest in all of the present and after-acquired undertakings, assets and property, both real and personal, of the Corporation (collectively, the "Collateral"), and as further general and continuing security for the payment and performance of the indebtedness of the Corporation to the Debentureholder, the Corporation hereby assigns the Collateral to the Debentureholder and mortgages and charges the Collateral the Debentureholder (with respect to real property, as and by way of a floating charge).

(c) Attachment of Security Interest

The Corporation acknowledges that value has been given and agrees that the security interest granted hereby shall attach when the Corporation signs this agreement and the Corporation has any rights in the Collateral except for after-acquired Collateral which the security interest granted hereby shall attached when the Corporation has rights in such Collateral.

(d) Interest

There shall be no interest accruing on the Principal Amount unless the Corporation fails to repay the Principal Amount on the Maturity Date after which interest shall accrue on the Principal Amount at the rate of 8% per annum.

(e) Default

If the Corporation fails to make payment of the Principal Amount on the Maturity Date (a "Default"), in addition to interest accruing, the Debentureholder may at any time while such Default is ongoing give to the Corporation a written notice (a "Default Notice") stating that the Corporation has 30 days from the date of receipt of the Default Notice to remedy the Default. If the Corporation does not remedy the Default within the 30 day period, the Debentureholder may elect by giving written notice to the Corporation to:

(i) Accelerate all of the unpaid Principal Amount and all other sums due under this Debenture (the "Obligations") such that the Obligations shall become immediately due and payable and at the Debentureholder's election may immediately receive full payment thereof from the Corporation in Common Shares of the Corporation at the Conversion Rate, both as defined below; or

(ii) Accelerate the Obligations such that the Principal Amount and accrued interest shall become immediately due and payable in cash by the Corporation to the Debentureholder.

2. CONVERSION

(a) Conversion Right

The Debentureholder may, at its option, subject to the Debentureholder having advanced an aggregate of $450,000 CDN to the Corporation, convert, (a "Conversion"), at any time and from time to time (the "Conversion Date") during the term of this Debenture, all of the Principal Amount then outstanding, into Common Shares ("Shares") of the Corporation representing 51% of the Corporation's issued and outstanding shares at the time of conversion (the "Conversion Rate").

(b) Conversion Notice

To convert this Debenture, the Debentureholder shall deliver to the Corporation a written notice substantially in the form of Schedule A attached to this Debenture (a "Conversion Notice"), specifying the conversion of the Principal Amount into 51% of the Corporation's issued and outstanding Shares. The Conversion shall be effected on the date (the "Conversion Date") specified in the Conversion Notice, provided that the Conversion Date shall not be later than 30 days following the date of delivery of the Conversion Notice.

(c) Reservation of Shares

The Corporation shall reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting a Conversion, such number of Common Shares as shall from time to time be sufficient to issue Conversion Shares upon a full Conversion of the then outstanding Principal Amount.

3. COVENANTS

(a) General Covenants

The Corporation covenants with the Debentureholder that, subject to the provisions of this Debenture and for so long as it remains outstanding:

(i) It will use commercially reasonable best efforts to:

A. at all times maintain its corporate existence;

B. at all times maintain its good standing in all jurisdictions where it carries on business;

C. carry on and conduct its business in a proper, efficient and businesslike manner; and

D. keep or cause to be kept proper books of account.

(ii) It will notify the Debentureholder of the filing by the Corporation for protection from creditors under applicable laws;

(iii) It will not, without the prior approval of the Debentureholder:

A. make any loans, or investments in, or provide guarantees or indemnities or otherwise give financial assistance to, any person, other than in the ordinary course of its business or as contemplated herein;

B. become a party to any transaction whereby all or substantially all of its undertaking and property would become the property of any other person;

C. alter any of its constating documents or its organization;

D. enter into any material reorganization or recapitalization; and

E. materially change the nature of its business or operations.

4. DEFAULT

(a) On a material failure of the Corporation to comply with representations and covenants of the Corporation made in this Debenture, the Debentureholder may by notice in writing to the Corporation declare this Debenture in default and accelerate the Obligations such that the same shall become due and payable in cash on the date that is five (5) days after such notice.

5. NON-TRANSFERABLE

(a) This Debenture may not be transferred by the Debentureholder without the prior written consent of the Corporation, which the Corporation may grant or withhold in its sole discretion.

6. ADJUSTMENT

(a) If:

(i) There are any changes in the capital structure of the Corporation through share splits or consolidations or reclassifications or changes in or elimination of par value shares, or

(ii) Any dividends or other distributions are made to all or substantially all Debentureholder's of shares, or

(iii) Any rights to purchase shares at prices substantially below fair market value are granted to all or substantially all Debentureholder's of shares of the Corporation, or

(iv) As a result of any other recapitalization, merger or consolidation the shares of the Corporation are converted into or exchangeable for any other shares;

then in any such case the Corporation shall make proportional adjustments in the number of Shares issuable on conversion hereof as may be required to prevent material dilution of the rights of the Debentureholder hereunder.

7. NOTICE

Any notice required or permitted to be delivered hereunder shall be deemed sufficient if sent or delivered via confirmed fax, courier with tracking service, or in person to the following fax number or address, or in such other manner as the party upon whom notice is being served consents and acknowledges receipt:

If to the Corporation:
Blue Tap Resources Inc.
3031 31 Street SW
Calgary, Alberta T3E 3A2
Attn: Vincent Murphy, President

If to the Debentureholder:
Lithium Exploration Group Inc.
3200 N. Hayden Road, Suite 235
Scottsdale, Arizona 858251
Attn: Alexander Walsh, Chief Executive Office

8. Applicable Law

This Agreement and the Debenture shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the applicable Federal laws of Canada and shall be treated in all respects as a contract made in the Province of Alberta. The parties hereby attorn to the jurisdiction of the courts of the Province of Alberta.

IN WITNESS WHEREOF the Corporation has caused this Debenture to be signed by an authorized officer of the Corporation, manually or by facsimile signature, as of the date first above written.

BLUE TAP RESOURCES INC.

By: ______________________

THIS DEBENTURE IS NOT TRANSFERABLE OTHER THAN AS SET OUT IN THIS DEBENTURE. THERE IS NO PUBLIC MARKET FOR THIS DEBENTURE.